UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

STAR BULK CARRIERS CORP.

(Exact name of registrant as specified in its charter)

Republic of The Marshall Islands	N/A
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Star Bulk Carriers Corp. c/o Star Bulk Management Inc. 40 Agiou Konstantinou Str. Maroussi 15124, Athens, Greece 011-30-210-617-8400 (telephone number)	15124
(Address and telephone number of Registrant’s principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered	Name of each exchange on which each class is to be registered
8.30% Senior Notes due 2022	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates (if applicable): 333-219381

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered

A description of the 8.30% Senior Notes due 2022 of Star Bulk Carriers Corp. (the “Registrant”) is set forth under the caption “Description of Debt Securities” in the prospectus, dated July 20, 2017 (the “Base Prospectus”), as supplemented by the information set forth under the caption “Description of Notes” in the prospectus supplement, dated November 2, 2017 (together with the Base Prospectus, the “Prospectus”), filed with the Securities and Exchange Commission (the “SEC”) on November 6, 2017 pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which Prospectus constitutes a part of the Registrant’s Registration Statement on Form F-3 (Registration No. 333-219381), filed with the SEC with effective date of September 6, 2017.  Such description is incorporated herein by reference.

Item 2. Exhibits.

The following exhibits are filed as part of this registration statement:

No.	Exhibit
4.1
Base Indenture, dated as of November 6, 2014, between the Registrant and U.S. Bank National Association, as Trustee (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 6-K filed on November 6, 2014)

4.2
Second Supplemental Indenture, dated as of November 9, 2017, between the Registrant and U.S. Bank National Association, as Trustee (incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 6-K filed on November 13, 2017)

4.3	Form of 8.30% Senior Note due 2022 (included as Exhibit A to the Second Supplemental Indenture filed as Exhibit 4.2)

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
4.1
Base Indenture, dated as of November 6, 2014, between the Registrant and U.S. Bank National Association, as Trustee (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 6-K filed on November 6, 2014)

4.2
Second Supplemental Indenture, dated as of November 9, 2017, between the Registrant and U.S. Bank National Association, as Trustee (incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 6-K filed on November 13, 2017)

4.3	Form of 8.30% Senior Note due 2022 (included as Exhibit A to the Second Supplemental Indenture filed as Exhibit 4.2)

SIGNATURE

Pursuant to the requirements of Section 12 the Securities and Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: November 13, 2017	STAR BULK CARRIERS CORP. (Registrant)

	By:	/s/ Simos Spyrou
		Name:	Simos Spyrou
		Title:	Co-Chief Financial Officer